UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2026

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As of March 1, 2026, Goldman Sachs Private Credit Corp. (the “Company”) sold unregistered Class I shares, Class S shares and Class D shares, as shown in the table below (collectively, the “Shares”) (with the final number of Shares being determined on April 2, 2026). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Regulation D thereunder and/or Regulation S thereunder. The following table details the Shares sold:

Share Class	Amount of Shares	Consideration (in 000s)
Class I Shares	6,553,873	$161,982
Class S Shares	80,881	$1,999
Class D Shares	12,138	$300

The sale of Shares was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act) and/or Non-U.S. Person (as defined in Regulation S under the Securities Act).

Item 7.01.	Regulation FD Disclosure.

February 2026 Distribution

On February 25, 2026, the Board of Directors of the Company declared a regular distribution per share with respect to the Class I shares and Class S shares for the month of February 2026 (the “February Distribution”).

	Gross Distribution(1)	Stockholder Servicing and/or Distribution Fee(1)	Net Distribution(1)	Annualized Distribution Yield(2)
Class I Shares	$0.1850	—	$0.1850	9.0%
Class S Shares	$0.1850	$0.0142	$0.1708	8.3%

(1)	Amounts are calculated to eight decimal places and are rounded to four decimal places in the table above.
(2)

Annualized distribution yield reflects the current month’s distribution per share annualized and divided by the current month end net asset value (“NAV”) per share of the applicable class and reflects the actual distribution per share paid of the applicable class.

The February Distribution is payable on or about April 13, 2026 to stockholders of record as of the open of business on February 27, 2026. The February Distribution will be paid in cash or reinvested in shares of the same class for stockholders participating in the Company’s distribution reinvestment plan.

Total Return Based on NAV

As of February 28, 2026, estimated total return based on NAV for Class I shares and Class S shares was as follows:

	1-Month	3-Month	Year-To-Date	1-Year	Inception-to-Date
Class I Shares(1)	-0.1%	1.2%	0.4%	7.6%	9.6%
Class S Shares(1)	-0.2%	N/A	-0.2%	N/A	-0.2%

(1)

Total return based on NAV is calculated as the change in NAV per share during the applicable period, plus distributions per share during the applicable period (assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan). Performance calculations for inception-to-date total return based on NAV for Class I Shares began on April 6, 2023, the date the Company commenced operations. Performance calculations for year-to-date and inception-to-date total return based on NAV for Class S Shares began on February 1, 2026, the date the Company first issued Class S shares. Returns for periods greater than one year are annualized.

Item 8.01.	Other Events.

Net Asset Value (as of February 28, 2026)

As of February 28, 2026, the Company’s NAV was approximately $9.5 billion. The NAV per Class I share and Class S share as of February 28, 2026, as determined in accordance with the Company’s valuation policy, is set forth below.

NAV per share as of February 28, 2026
Class I Shares	$24.72
Class S Shares	$24.72

(1)	NAV per share is calculated to four decimal places and is rounded to two decimal places in the table above.

As of February 28, 2026, the fair value of the Company’s investment portfolio was approximately $16.6 billion.

Fund Leverage (as of February 28, 2026)

The following table sets forth fund leverage as of February 28, 2026:

Fund Leverage as of February 28, 2026
Fund Leverage(1)	0.8x

(1)	Fund leverage is calculated using the average daily borrowings of the Company during the month divided by average net assets during the month.

Past performance is not necessarily indicative of future performance, and there can be no assurance that the Company will achieve comparable investment results, or that any targeted returns will be met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:April 3, 2026	GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer